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                                                                 EXHIBIT 99.4(e)

                             EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into by and between PremiumWear, Inc., a Delaware corporation with its principal offices at 5500 Feltl Road, Minnetonka, Minnesota (the "Company"), and Dennis G. Lenz, residing at Minnetonka, Minnesota (the "Executive"), and shall be effective as of this 26th day of May, 2000.

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of May 26, 2000 (the "Merger Agreement"), by and among New England Business Service, Inc., a Delaware corporation ("NEBS"), Penguin Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NEBS ("Sub"), and the Company, Sub will offer to purchase shares of the Company's common stock pursuant to a tender offer, and upon successful completion of the tender offer, will thereafter be merged with and into the Company (the "Merger"), with the Company being the surviving corporation in the Merger and a wholly-owned subsidiary of NEBS; and

     WHEREAS, the Company desires to secure the continuation of the Executive's services as Executive Vice President of the Promotional Products Division following the Merger, and the Executive desires to perform such services for the Company, on the terms and conditions as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1.  Term.  This Agreement shall be effective from and after the date hereof
         ----
and shall continue in effect through June 30, 2004 (the "Term"). The Company, NEBS and the Executive shall meet in the first thirty (30) days of the fourth year of the Term to discuss whether this Agreement should be renewed or extended beyond the original four-year Term. Except as expressly provided herein, this Agreement shall neither impose nor confer any further rights or obligations on the Company or the Executive on the day after the end of the term of this Agreement. Expiration of the term of this Agreement of itself and without subsequent action by the Company or the Executive shall not end the employment relationship between the Company and the Executive.

     2.  Duties.  The Executive is engaged to and shall render services in the
         ------
position ofExecutive Vice President of the Promotional Products Division. In this regard, the Executive shall perform such services as are appropriate to that position and such other services that are assigned to him from time to time by such person as the Board of Directors may designate from time to time (the "Designated Person"). The Executive will devote his full time, attention and skill to the business and affairs of the Company during normal working hours, and will use his best efforts to advance the Company's interests, and will not engage in outside business activities, except for managing passive investments, serving on other corporate, civic or charitable boards or committees and continuing his current and future investment and activities in Future Products, Inc. (subject to the limitations set forth in Section 7(c) below), provided that such permitted

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outside business activities do not significantly interfere with the performance of his duties hereunder.

     3.  Compensation.
         ------------

     (a) Base Salary. During the term of the Executive's employment hereunder, the Company will pay to the Executive an annual base salary of $240,000, such salary to be paid in conformity with the Company's policies relating to salaried employees. The Executive's base salary will be subject to annual review and may be increased, but not decreased, by the Company's Board of Directors, based on the recommendation of the Designated Person.

     (b) Bonus. The Executive will be eligible for the following incentive bonuses following the Merger:

          (i) The Executive will participate in an Annual Executive Bonus Plan, beginning with NEBS' fiscal year 2001, with a bonus target equal to 50% of base salary. Payments will be determined against financial and personal objectives established by NEBS' Board of Directors and the Designated Person at the beginning of each fiscal year, which objectives will include Company-specific objectives, as well as NEBS' overall corporate objectives; provided, however, that 50% of the Executive's bonus target for fiscal 2001 will be guaranteed, and all payments to the Executive under the Annual Executive Bonus Plan with respect to NEBS' fiscal years 2001 through 2004 will be paid in cash within 60 days following the end of the applicable fiscal year. The financial objectives established for the Annual Executive Bonus Plan for fiscal year 2001 that will be applicable to the Executive are set forth in Attachment A hereto.

          (ii) The Company will establish a Special Incentive Plan which will be in effect for NEBS' fiscal years 2001 through 2003, and the Executive will participate in this plan with an annual bonus target equal to $125,000. Payments will be determined against specific sales and earnings objectives for the Company, which objectives are set forth in Attachment B hereto; provided, however, that upon the occurrence of a Change in Control (as defined below), 50% of the Executive's bonus target for the remaining fiscal years of the plan (including the year in which the Change in Control occurs) will be guaranteed; provided, further, however, that the foregoing guarantee will not apply with respect to any fiscal year in which the Executive's employment is terminated
  (A) by the Company for Cause (as hereinafter defined) or (B) by the Executive other than for Good Reason (as hereinafter defined), or for subsequent fiscal years. For purposes of this Agreement, "Change in Control" has the same meaning, and is subject to the same limitations, as set forth in Section 2 of the First Amendment to Change in Control Severance Agreement dated as of May 26, 2000 by and between the Company and the Executive.

       Payments under the Special Incentive Plan will be made within 60 days following the end of the applicable fiscal year and will be in the form of restricted shares of NEBS common stock in lieu of cash, under NEBS' Stock Compensation

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  Plan, and such shares will vest six months following the end of the applicable fiscal year with respect to each respective award. Restricted share awards will be subject to the terms and conditions of restricted stock award agreements substantially in the form of Attachment C hereto. With respect to each award, if the aggregate fair market value of the awarded shares on the vesting date is less than the fair market value of such shares on the date of grant, then the Company will pay such difference to the Executive in cash within 10 days of the applicable vesting date.

        (iii) Upon the effective date of the Merger, the Executive's participation in the Company's 2000 Bonus Plan (the "2000 Bonus Plan") will cease; provided, however, that, within 60 days following the Merger, the Company will pay the Executive the pro-rated amount of the bonus for which the Executive was otherwise eligible under the 2000 Bonus Plan (assuming for these purposes that the plan permits pro-rated payouts) with respect to the period from January 2, 2000 through the effective date of the Merger.

     4.  Additional Benefits.
         -------------------

     (a) Stock Options. Following the Merger, the Executive will be granted an option to purchase 20,000 shares of NEBS common stock. The portion of the option that vests on the date of grant will, to the extent permitted by applicable law, be granted in the form of incentive stock options, and such portion as qualifies for incentive stock option status will be granted under the NEBS 1997 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan (the "1997 Plan"); the remaining portion of the option will be granted on terms substantially similar to the 1997 Plan and will be in the form of options that do not qualify as incentive stock options. The exercise price for such option will be the fair market value of NEBS common stock on the date of grant, as determined in accordance with the 1997 Plan. The option will vest as to 25% of the option shares on the date of grant, and as to an additional 25% per year on each of the first three anniversaries of the date of grant, and will have a maximum term of ten years, subject to earlier termination in accordance with the terms of the 1997 Plan.

     (b)  Other Benefits.

          (i) The Executive will be entitled to and will receive such other employee benefits, such as 401(k), hospitalization, medical, life and other insurance benefits, vacation, sick pay and short-term and long-term disability that are now being maintained by the Company for the benefit of senior executives, subject to the terms, conditions, and overall administration of such benefits and to the right of the Company to hereafter change the level of such benefits as part of a general change in policy affecting senior executives of the Company generally; provided that any action by the Company which would directly or indirectly materially reduce any of such benefits and which remains uncured after 30 days following the delivery of the Executive's written notice of such breach to the Company in accordance with Section 9 below will entitle the Executive to terminate his employment hereunder for Good Reason (as defined below); and provided, further, that so long as the Company does not reduce its portion (in either dollars or percentage of total premium cost) of the

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  Executive's premium cost for the group health plans in which the Executive participates, any increase in the Executive's co-payment amount for such premiums shall not be deemed to be a reduction in the Executive's benefits provided by this Section.

       (ii) The Company will promptly pay (or reimburse the Executive for) all reasonable business expenses incurred by him in the performance of his duties hereunder in accordance with policies from time to time adopted by the Board of Directors or by NEBS, including business travel and entertainment expenses. The Executive shall furnish to the Company such receipts and records as the Company may require to verify the foregoing expenses.

       (iii) The Company shall pay the Executive a vehicle allowance of up to $7,200 per year upon presentment of a monthly vehicle expense report or similar reimbursement request prepared by the Executive evidencing such vehicle expenses. If the Executive's employment with the Company terminates and the Company is not required to pay severance pursuant to Section 6(d), the Executive shall reimburse the Company for any vehicle lease payments the Company will become obligated to pay and actually pays under those vehicle leases which are in the name of Klouda-Lenz, Inc. and relate to a vehicle used by the Executive while employed by the Company pursuant to this Agreement.

       (iv) The Company understands that as of January 4, 1999, the Executive owned a $2,000,000 annuity. During the period of the Executive's employment with the Company hereunder, and promptly upon receipt from the Executive of evidence of a premium payment for such annuity, the Company shall reimburse the Executive for the premiums necessary to fund $1,000,000 of such annuity, up to a maximum of $18,000 per year. Such annuity shall remain the sole and exclusive property of the Executive at all times.

     5.  Termination of Employment.
         -------------------------

     (a) Termination by the Company. The Company may terminate the Executive's employment with the Company hereunder at any time:

          (i) upon the death or Disability (as hereinafter defined) of the Executive. For purposes of this Agreement, "Disability" shall be deemed the reason for the Company's termination of the Executive's employment with the Company if, as a result of the Executive's incapacity due to mental or physical disability, the Executive is absent from the full-time performance of his duties with the Company for at least 6 consecutive months, and within 30 days after written Notice of Termination (as defined below) is given the Executive shall not have returned to the full-time performance of his duties. Any question as to the existence of the Executive's Disability upon which the Executive and the Company cannot agree shall be determined by a qualified independent physician selected by the Executive (or, if the Executive is unable to make such selection, it shall be made by any adult member of the Executive's immediate family), and reasonably approved by the Company. The


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  determination of such physician made in writing to the Company and to the
  Executive shall be final and conclusive for all purposes of this Agreement, absent fraud.

       (ii) for Cause. For purpose of this Agreement, "Cause" shall mean (A) the willful and continued failure by the Executive (other than any such failure resulting from (1) the Executive's incapacity due to physical or mental illness or death, (2) any such actual or anticipated failure after the issuance of a Notice of Termination by the Executive for Good Reason, or (3) the Company's active or passive obstruction of the performance of the Executive's duties and responsibilities) to perform substantially the duties and responsibilities of the Executive's position with the Company after a written demand for substantial performance, signed by a majority of the Company's Board of Directors, is delivered to the Executive, which demand specifically identifies the manner in which the directors believe that the Executive has not substantially performed his duties or responsibilities; (B) the conviction of the Executive by a court of competent jurisdiction for felony criminal conduct; (C) the willful engaging by the Executive in fraud or dishonesty which is demonstrably and materially injurious to the Company or its reputation, monetarily or otherwise; (D) the Executive's violation of
  Section 7 of this Agreement (other than violations of Section 7(a) that are both inadvertent and immaterial); or (E) a material breach involving fraud or bad faith by the Executive of the terms, conditions, representations or warranties of the Agreement and Plan of Merger, dated March 25, 1999, by and among the Company, the Executive and the other parties named therein (the "Klouda-Lenz Merger Agreement") which breach has not been cured by the Executive within 30 days of the Company's written notice to the Executive of such breach. No act, or failure to act, on the Executive's part shall be deemed "willful" unless committed, or omitted by the Executive in bad faith and without a reasonable belief that the Executive's act or failure to act was in the best interest of the Company. The Executive shall not be terminated for Cause unless and until the Company shall have delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of NEBS' Board of Directors at a meeting of said Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard by said Board), finding that, in the good faith opinion of said Board, the Executive's conduct was Cause and specifying the particulars thereof in detail.

       (iii) without Cause, provided that in such case the Executive shall be entitled to the benefits set forth in Section 6(d) and (e) below.

     (b) Termination by the Executive. The Executive may terminate his employment with the Company hereunder at any time:

       (i) for Good Reason. "Good Reason" shall mean, without the Executive's express written consent, any of the following: (A) the assignment to the Executive of any duties inconsistent with the Executive's status or position with the Company, or a substantial alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Merger; (B) a reduction by the Company in

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  the Executive's annual base salary or bonus targets; (C) (1) the relocation of the Company's principal executive offices to a location more than 50 miles from Minnetonka, Minnesota; or (2) the Company requiring the Executive to be based anywhere other than the Company's principal executive offices except for required travel on the Company's business to the extent reasonably consistent with the Company's strategic business plan, and except to the extent for travel in connection with the Executive's management reporting, planning and training responsibilities to NEBS; (D) the taking of any action by the Company which would directly or indirectly materially reduce any of the other benefits described in Section 4(b) and which remains uncured after 30 days following the delivery of the Executive's written notice of such breach to the Company in accordance with Section 9 below; or (E) any material violation of this Agreement by the Company which remains uncured after 30 days following the delivery of the Executive's written notice of such breach to the Company in accordance with Section 9 below. The Executive acknowledges that he will not be entitled to terminate his employment with the Company for Good Reason solely by reason of (x) the consummation of the transactions contemplated by the Merger Agreement (and any subsequent transactions directly related thereto and contemplated thereby), including his resignation or removal from the board of directors of the Company or any of its subsidiaries, or any change in his reporting responsibilities to reflect the fact that the Company is a subsidiary of NEBS, or (y) any reduction or discontinuation of the Special Incentive Plan referred to in Section 3(b)(ii) after NEBS' fiscal year 2003, or (z) the Company's election not to extend the term of the Change in Control Severance Agreement dated as of September 23, 1999, as amended (the "Change in Control Agreement"), by and between the Company and the Executive, in accordance with the first sentence of Section 1 of the Change in Control Agreement, or the Company's election not to renew or extend the term of this Agreement beyond the original four-year Term.

       (ii) other than for Good Reason; provided that the Company retains the right to terminate the Executive's employment for Cause at any time during the notice period referred to in Section 5(d) below.

     (c) Notice of Termination. Any purported termination of the Executive's employment by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 9 below. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth the facts and circumstances claimed to provide a basis for termination of the Executive's employment.

     (d) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean:

       (i) If the Executive's employment is terminated for Disability, 30 days after the Notice of Termination is given (provided that the Executive shall have been absent from the full-time performance of his duties for at least 6 months and shall not

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  have returned to the full-time performance of his duties during such 30-day period in accordance with Section 5(a)(i) hereof); and

       (ii) If the Executive's employment is terminated pursuant to Section 5(a)(ii), 5(a)(iii) or 5(b) above or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination pursuant to Section 5(a)(ii) above shall not be less than 10 days, and in the case of a termination pursuant to Section 5(b)(i) above shall not be less than 10 nor more than 30 days, and in the case of a termination pursuant to Section 5(b)(ii) above shall not be less than 60 days, respectively, from the date such Notice of Termination is given).

       If the Executive delivers a Notice of Termination in connection with an intended termination of employment by the Executive other than for Good Reason, the Company may, in its sole discretion, waive the requirement that the Executive remain employed during the entire notice period, and may fix an earlier date as the Date of Termination, which actions shall not under any circumstances be deemed to be a termination of the Executive's employment by the Company without Cause.

     (e) Dispute of Termination. If, within 10 days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company shall continue to pay the Executive full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Section. Amounts paid under this Section 5(e) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts under this Agreement.

     6.  Compensation Upon Termination or During Disability.  Upon termination
         --------------------------------------------------
of the Executive's employment or during a period of Disability, the Executive shall be entitled to the following benefits:

     (a) During any period that the Executive fails to perform his full-time duties with the Company as a result of Disability, the Company shall pay the Executive his base salary as in effect at the commencement of any such period and the amount of any other form or type of compensation otherwise payable for such period if the Executive were not so disabled, until such time as the Executive is determined to be eligible for long term disability benefits in accordance with the Company's insurance program then in effect or the Executive is terminated for Disability.

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     (b)  If the Executive's employment shall be terminated by the Company for
Cause or by the Executive other than for Good Reason, then the Company shall pay to the Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligation to the Executive under this Agreement, except with respect to any benefits to which the Executive is entitled under any Company pension or welfare plan, insurance program or as otherwise required by law.

     (c) If the Executive's employment shall be terminated by the Company for Disability or by reason of the Executive's death, then the Company shall (i) immediately commence payment to the Executive (or the Executive's designated beneficiaries or estate, if no beneficiary is designated) of any and all benefits to which the Executive is entitled under the Company's retirement and insurance programs then in effect, (ii) immediately pay the Executive (or the executor or administrator of the Executive's estate) for all vacation time earned but not used through the Date of Termination and (iii) pay the Executive (or the executor or administrator of the Executive's estate) the bonus payment in accordance with Section 6(e) below.

     (d) If the Executive's employment shall be terminated (A) by the Company without Cause (excluding termination for Disability or by reason of the Executive's death), or (B) by the Executive for Good Reason, then notwithstanding such termination, the Executive shall be entitled to the benefits provided below:

          (i) The Company shall continue to pay the Executive his base salary at the rate in effect immediately prior to the Notice of Termination (or, if higher, at the rate in effect immediately prior to the reduction giving rise to the Executive's termination for Good Reason in accordance with Section 5(b)(i)(B) above) for the remaining term of this Agreement (the "Severance Period").

          (ii) The Executive will be paid for all vacation time earned but not used through his Date of Termination, but vacation will not continue to accrue after such date.

          (iii) During the Severance Period, the Company shall also (A) continue to reimburse the Executive for the vehicle allowance upon the terms and conditions set forth in Section 4(b)(iii) above, and (B) continue to reimburse the Executive for the premium cost of any life or long term disability insurance maintained by the Executive pursuant to this Agreement on substantially the same terms as prior to the Notice of Termination, and (C) if the Executive is eligible for and elects continuation coverage under one or more group health plans sponsored by the Company, and is not otherwise eligible to receive such coverage pursuant to another employer's plan, pay the same portion of the premium cost of such coverage, if any, as is paid by the Company for members of its management team who are actively employed. Except as set forth above, after his Date of Termination the Executive's benefits under any other applicable employee benefit plans will be determined in accordance with the terms of such plans then in effect or as otherwise required by law.

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          (iv)   The amount of compensation and benefit payments to the
  Executive during the Severance Period shall be offset by any compensation or benefit payments by another employer, or by a self proprietorship if the Executive is self employed, to Employee during the Severance Period; provided that there shall be no offset with respect to any compensation or benefit payments derived from the continuation of any business activities in which the Executive was engaged prior to the Date of Termination and which are expressly permitted under Section 2 above.

     (e) If the Executive's employment shall be terminated (i) by the Company other than for Cause (including termination for Disability or by reason of the Executive's death), or (ii) by the Executive for Good Reason, prior to the end of any fiscal year, then notwithstanding such termination or the terms of any bonus plan to the contrary, the Executive shall be entitled to a bonus if the earnings thresholds for the applicable fiscal year have been achieved as of the last day of the fiscal year in which his termination of employment occurs; provided, however, that the amount of such bonus shall be calculated by multiplying the bonus amount that would have been payable to the Executive, had his employment not terminated during the fiscal year, by a fraction, the numerator of which is the number of full weeks of employment completed by the Executive during such fiscal year and the denominator of which is 52.

     Notwithstanding the foregoing, if the Executive's employment shall be terminated (A) by the Company without Cause (excluding termination for Disability or by reason of the Employee's death), or (B) by the Executive for Good Reason, then notwithstanding such termination or the terms of any bonus plan to the contrary, the Executive shall be entitled to bonuses under the Special Incentive Plan referred to in Section 3(b)(ii) above with respect to each of the remaining fiscal years of the plan (including the year in which his termination of employment occurs) if the earnings thresholds for each applicable fiscal year have been achieved as of the last day of each such fiscal year; provided that each such bonus payment shall be in the amount that would have been payable to the Executive had his employment not been terminated; and provided, further, that if termination of the Executive's employment under the circumstances described above occurs upon or following a Change in Control, 50% of the Executive's bonus target under the Special Incentive Plan for such remaining years will be guaranteed.

     If the Executive's employment shall be terminated (A) by the Company for Cause, or (B) by the Executive other than for Good Reason, prior to the end of any fiscal year, then no bonus shall be payable for such year. Any bonus amount payable pursuant to this Section 6(e) shall be paid at the same time bonuses are paid to other senior executives of the Company, and shall be payable in cash.

     (f) The Company's obligation to make the payments provided by Section 6(d) or (e) is conditioned upon the Executive's execution of a customary release of claims relating to the termination of the Executive's employment with the Company, in favor of the Company, its affiliates, and their respective directors, officers, employees and agents.

     (g) If the Executive's employment shall be terminated (i) by the Company other than for Cause, or (ii) by the Executive for Good Reason, then (A) any unvested portion

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of the stock option referred to in Section 4(a) shall automatically vest and become exercisable immediately prior to the Date of Termination, and (B) any unvested restricted shares of NEBS stock awarded in connection with the Special Incentive Plan and then held by the Executive shall thereupon vest in the Executive (or, in the case of death, in the person or persons to whom such shares pass by will or by the laws of descent and distribution), and shall be delivered to the Executive, or to the executor or administrator of his estate, upon satisfaction of all applicable income, employment and other tax withholding obligations.

     (h) All amounts payable to the Executive hereunder are subject to such income, employment and other tax withholding obligations as are required by applicable law.

     (i) If the Executive's employment is terminated by the Company without Cause following the term of this Agreement, the Executive shall be entitled to severance benefits consistent with the Company's historical policy and practice with respect to corporate officers.

     7.  Non-Disclosure of Company Information; Non-Competition.
         ------------------------------------------------------

     (a) The Executive understands that he will have access to confidential and proprietary information of the Company (including its subsidiaries and affiliates) and hereby agrees that he will treat all such information as confidential and proprietary information of the Company (or of such subsidiary or affiliate, as the case may be) and he will not, either directly or indirectly, copy, use or disclose any such confidential or proprietary information which he may either obtain or develop during employment with the Company to any person, firm, company, association or other entity, unless such copying, use or disclosure is for the exclusive benefit of the Company as the Company may direct or he is otherwise required to do so by law.

     (b) At such time as the Executive's employment with the Company terminates, regardless of the reason, the Executive shall return to the Company any and all confidential and proprietary information of the Company, customer files and all copies of such information, whether stored on paper or electronically, which the Executive may have acquired or developed during his employment with the Company and any other property of the Company, regardless of the confidential or proprietary nature of such property, which the Executive may have in his possession at that time.

     (c) During the term of this Agreement and while the Executive is employed by the Company, the Executive shall not, directly or indirectly, engage in any business or sales activity or other endeavor which competes with the business of the Company, whether as an employee, agent, independent contractor, consultant, advisor, director, owner (except as a holder of not more than 1% of the outstanding stock of a publicly-traded company) or sole proprietor of another organization or entity. In addition, for a period of one (1) year following the termination of the Executive's employment with the Company for Cause by the Company or for any reason by the Executive other than for Good Reason, the Executive shall not, directly or indirectly, anywhere within the United States, Canada and such other countries in which the Company conducts business during

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his employment, own (except as the holder of not more than 1% of the outstanding stock of a publicly-traded company), manage, operate, control, be employed by, render services to, participate in or be connected in any manner with any business which is competitive to the Company's business, including, without limitation, any business which buys, sells, manufactures, distributes, markets or promotes (i) apparel products to golf sports shops and to promotional products/advertising specialty industry customers or (ii) personalized apparel products targeted to small businesses for professional image, promotional or advertising specialty uses, it being recognized that if the Executive is terminated by the Company other than for Cause or by the Executive for Good Reason, the restrictions of this Section 7(c) shall not apply after the termination of his employment. Nothing in this Section 7(c) shall prevent the Executive from continuing his current and future investment and activities in Future Products, Inc. ("Future Products") provided that the business of Future Products is limited to contract sewing and not sales or marketing of apparel products that compete with the products of the Company, unless approved in advance by the Company.

     (d) For a period ending on the later of (i) one (1) year following termination of the Executive's employment with the Company or (ii) June 30, 2004, if the Executive's employment with the Company is terminated for Cause by the Company or for any reason by the Executive, then the Executive agrees that he will not, either directly or indirectly, solicit, hire, employ, retain or otherwise contact any employee of the Company, any independent contractor or sales representative of the Company or any person who has been an employee of the Company during the one-year period prior to the termination of the Executive's employment with the Company, nor assist any other person or entity to solicit or hire any such individual.

     (e)  The Executive acknowledges that the restrictions set forth in this
Section 7 are reasonably necessary to protect a legitimate business interest of the Company and that the Company has no adequate remedy at law for any breach of the provisions of this Section 7 by the Executive and that such breach will result in irreparable harm to the Company. Accordingly, in the event of the breach by the Executive of any of the provisions of this Section 7, the Company will have no further obligations to him under this Agreement, including without limitation the payments described in Section 6(d) and (e) above, and in addition and supplementary to any other rights and remedies existing in its favor, the Company shall be entitled to seek specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof.

     8.  Successors; Binding Agreement.
         -----------------------------

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to 51% or more of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to the compensation and benefits from the Company in the same amount and on the same terms as he would be entitled hereunder if

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

he terminated his employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, successors, heirs, and designated beneficiaries. If the Executive should die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's designated beneficiaries, or, if there is no such designated beneficiary, to the Executive's estate.

     9.  Notice.  For the purposes of this Agreement, notices and all other
         ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the last known residence address of the Executive or in the case of the Company, to its principal office to the attention of at least one of the directors of the Company, with a copy to NEBS, 500 Main Street, Groton, MA 01471, Attention: President (provided that notice to the Company shall not be effective unless a copy of such notice is delivered to NEBS as aforesaid), or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     10.  Miscellaneous.  No provision of this Agreement may be modified, waived
          -------------
or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the parties. No waiver by either party hereto at any time of any breach by the other party to this Agreement of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or similar time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota. Each of the parties consents to personal jurisdiction in any action brought in any court, federal or state, of competent jurisdiction within the State of Minnesota, waives any argument that such a forum is not convenient, and agrees that any litigation or arbitration relating to this Agreement shall be venued in Hennepin County, Minnesota.

     Notwithstanding anything herein to the contrary, this Agreement is intended to supersede the Employment Agreement dated as of March 25, 1999 (the "3/25/99 Employment Agreement") by and between the Company and the Executive; provided, however, that if the Merger Agreement is terminated for any reason prior to the occurrence of the Merger, then this Agreement shall automatically be deemed to have been terminated and cancelled, without any further liability of either party or of NEBS to each other, and the 3/25/99 Employment Agreement shall automatically be reinstated and thereafter shall remain in full force and effect.

     11.  Severability.  Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned officer, on behalf of PremiumWear, Inc., and the Executive have hereunto set their hands as of the date first above written.

                                    PREMIUMWEAR, INC.

                                    By: /s/ David E. Berg
                                       ----------------------------
                                    Its Chief Executive Officer

                                    EXECUTIVE:



                                        /s/ Dennis G. Lenz
                                       ----------------------------
                                            Dennis G. Lenz

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